For Immediate Release

Contact: Tate Fite Chief Financial Officer 7.495.737.5177 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces Subscriber Growth Numbers for

July 2006

New York, NY – August 8, 2006 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced the growth of its homes passed network and growth in the number of active subscribers for its broadband services in Moscow as of July 31, 2006:

	July 31, 2006	June 30, 2006	Change (1 month)	Percent Change	December 31, 2005	YTD Change (7 months)	Percent Change
Homes passed	581,346	531,274	50,072	9.4%	325,954	255,392	78.4%

Terrestrial Broadcasting subscribers % Saturation	119,475 20.6%	112,840 21.2%	6,635	5.9%	85,994 26.4%	33,481	38.9%
Pay TV subscribers % Saturation	33,882 5.8%	30,450 5.7%	3,432	11.3%	15,618 4.8%	18,264	116.9%
Internet subscribers % Saturation	56,751 10.6%	56,264 10.6%	487	0.9%	34,600 10.6%	22,151	64.0%

Mikhail Smirnov, Chief Executive Officer, stated, “We are very proud to announce another month of record growth for our business.  The continued rapid expansion of our homes passed network now gives us access to approximately 17% of the households in Moscow; two and one-half times the number of homes we had access to just one year ago.  We also continue to demonstrate our ability to sell our services effectively and to extend our customer reach in both old and new areas where we have a presence.  Despite the seasonally slow summer period, AKADO had record July sales for all three key product lines, with 7,280, 5,520 and 5,770 new subscribers for our Terrestrial Package, Digital Pay TV and Broadband Internet, respectively.  These strong sales helped us balance the temporary seasonal outflow of existing customers that is standard in the summer months.  This July, we experienced a net growth of active Internet service subscribers, as compared to a net loss of more than 1,100 subscribers in July 2005.

We are experiencing a strong market response to the continuing improvements in our Digital Pay TV product, as demonstrated by the level of new sales and net active customer growth.  In addition, more than 1,000 of our subscribers signed up for the enhanced NTV+ Digital Pay TV programming offering in July, which is double the amount of previous months’ results.  Our goal is to continue this trend by increasing the value we deliver to our customers and by further expanding our network.”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.